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                                                                   EXHIBIT 4.3.4

                           STATE COMMUNICATIONS, INC.

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on this 29th day of July, 1999, by and among STATE COMMUNICATIONS, INC., a South Carolina corporation, and each of the other parties listed on
Schedule I hereto.

1. Certain Definitions. As used in this Agreement, the following terms shall mean:

         "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         "Company" means State Communications, Inc., a South Carolina corporation.

         "Conversion Price" means the Conversion Price of the Preferred Stock as defined in the Company's Articles of Amendment, as filed with the Office of the Secretary of State of South Carolina on July ___, 1999.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued thereunder, as they each may, from time to time, be in effect.

         "Holders" means holders of any of the Preferred Stock or the Registrable Shares.

         "Non-Recoverable Expenses" means salaries and expenses of the Company's officers and employees performing legal and accounting duties in connection with the Company's obligations under this Agreement.

         "Preferred Stock" means the Series B Convertible Preferred Stock of the Company, $.01 par value per share.

         "Public Offering" means a bona fide offering of Common Stock pursuant to a Registration Statement.

         "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events).


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         "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, (i) all Commission and any National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), expenses relating to the preparation and printing of documents and of certificates representing the Registrable Shares, fees and expenses of any escrow agent, trustee or custodian acting for the Company, fees and disbursements of counsel and independent certified public accountants of the Company (including the expenses of any special audit or "cold comfort" letters required by or incident to such compliance), fees and disbursements of counsel retained in connection with each registration under Section 2 or 3 hereunder by the holders of at least a majority of the Registrable Shares being registered (which counsel shall be reasonably satisfactory to the Company), and fees and expenses of any other persons, including special experts retained by the Company, but excluding the fees and disbursements of any counsel or other advisors or experts retained by holders of Registrable Shares (severally or jointly), other than the counsel and experts specifically referred to above, and excluding any underwriter discounts, fees or commissions attributable to the sale of the Registrable Shares; and (ii) Non-Recoverable Expenses.

         "Registration Statement" means a registration statement filed by the Company with the Commission for a Public Offering and sale of Common Stock of the Company (other than (i) a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, (ii) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation, (iii) a registration statement filed in connection with an interest or dividend reinvestment plan, (iv) a registration relating solely to employee benefit plans or to a transaction subject to Rule 145 of the Securities Act, or (v) a registration relating to the sale of indebtedness of the Company.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued thereunder, as they each may, from time to time, be in effect.

2. Demand Registrations.

         (a) At any time after the expiration of 180 days after the closing of a Public Offering, one or more Holders representing in the aggregate in excess of 30% of the Registrable Shares then held by all Holders, may request, in writing, that the Company file a Registration Statement under the Securities Act. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders. Each Holder shall have the right, by giving written notice to the Company within 15 days after the Company provides its notice, to elect to have included in such registration such of its Registrable Shares as such Holder may request in such notice of



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election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been requested so to register.

         (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a) hereof. In such event, the right of any Holder to include his or its Registrable Shares in such registration shall be conditioned upon the inclusion of such Holder's Registrable Shares in the underwriting. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2(b), if the managing underwriter with respect to the proposed offering advises the Holders proposing to sell Registrable Shares that would otherwise be included in the underwriting that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares that may be included in the underwriting shall be allocated among all such Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Shares proposed to be included in the Registration Statement by each such Holder.

         (c) The Company shall not be required to effect more than three registrations of Registrable Shares pursuant to Section 2(a) hereof.

         (d) At the time of any request to register Registrable Shares pursuant to this Section 2, the Company may at its option direct that such request be delayed for a period not in excess of three months if, in the opinion of the Company's Board of Directors, the filing of such Registration Statement would adversely affect the Company's ability to complete any pending or proposed material transaction, provided that such right to delay a request may be exercised by the Company not more than once in any twelve-month period.

         (e) The Initiating Holders of any Registration Statement filed pursuant to this Section 2 shall designate the method of distribution of the Registrable Shares. The Initiating Holders may designate the managing underwriter (who shall be the lead underwriter) for any Registration Statement filed pursuant to this Section, provided such designee is reasonably satisfactory to the Company, and the Company may designate a co-managing underwriter in such offering, provided such designee is reasonably satisfactory to Holders representing a majority of the Registrable Shares to be included in the Registration. The Company shall afford the underwriters, their accountants and attorneys full access to its personnel and offices for the purpose of confirming the accuracy and completeness of the Registration Statement, in accordance with the provisions of
Section 4 hereof.



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         (f) If in the opinion of the underwriters selected to manage the underwriting, more Common Stock could be sold than is represented by the Registrable Shares included in the registration without adversely affecting the price per share, or with the consent of Holders representing two-thirds of the Registrable Shares to be included, the Company shall be entitled to expand the offering to include newly issued Common Stock or Common Stock held by third parties. If the Common Stock so included represents more than half of all Common Stock to be offered in the Registration Statement, the registration may, at the option of the Initiating Holders, be deemed to be an incidental registration under Section 3, rather than a required registration under this Section 2, and the registration rights of the Holders provided in Section 2(c) shall remain fully available as if the registration had originated under Section 3 rather than under Section 2.

         (g) Notwithstanding anything set forth elsewhere in this Section 2, the Company shall have no responsibility to cause a Registration Statement to become effective (i) at a time when it would be required under the rules and regulations of the Securities and Exchange Commission to prepare and file audited financial statements for a period other than a completed fiscal year,
(ii) when the Company would be required to prepare and file audited financial statements for a completed fiscal year prior to 90 days following the end of such year, or (iii) within 180 days of the effective date of any prior Registration Statement filed by the Company in which the Holders could participate.

         (h) If any Registration Statement prepared pursuant to this Section 2 is not filed or does not become effective as a result of the decision of the Initiating Holders or any underwriter designated by them, the obligation of the Company to prepare and file a Registration Statement at the request of such Initiating Holders shall nevertheless have been satisfied; provided that if the decision not to file the Registration Statement or to withdraw the Registration Statement prior to it becoming effective is the result of a material adverse change in the business of the Company, the registration rights of the Holders provided in Section 2(c) shall remain fully available as if the registration had not been requested by the Initiating Holders. If the Registration Statement otherwise fails to become effective, the registration rights of the Holders provided in Section 2(c) remain fully available as if the registration had not been requested by the Initiating Holders.

3. Incidental Registration.

         (a) In connection with the filing of a Registration Statement, and at any time and from time to time following the closing thereof, whenever the Company proposes to file a Registration Statement it shall, at least 30 days prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Holder or Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders;



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provided, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Holder.

         (b) In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holders holding such Registrable Shares thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into a customary underwriting agreement, and then only in such quantity as will not, in the opinion of the managing underwriter, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or any part of, the Registrable Shares which Holders have requested to be included would adversely affect such Public Offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of Registrable Shares that Holders have requested to be included, then the amount of securities to be offered for the accounts of all persons seeking to include securities of the Company in the Registration Statement shall be reduced in the following order of priority to the extent necessary to cause the amount to be included in the Registration Statement not to exceed the amount recommended by such managing underwriter:

                  (i) first, the amount of securities to be offered for the accounts of Company shareholders other than Holders ("Other Shareholders") that do not have a contractual right to require the Company to include the securities held by them in a registration shall be reduced pro rata (based upon the amount of securities each such person sought to include in the offering) to zero, if necessary,

                  (ii) next, the amount of securities to be offered for the account of Other Shareholders that have a contractual right (subordinate to the Holders rights hereunder) to require the Company to include the securities held by them in a registration shall be reduced pro rata (based upon the amount of securities each such person sought to include in the offering) to zero, if necessary, and

                  (iii) finally, the amount of securities to be offered for the account of Holders of Registrable Shares and all Other Shareholders that have a contractual right (on parity with Holders' rights hereunder) to require the Company to include the securities held by them in a registration shall be reduced pro rata (based upon the amount of securities each such Person sought to include in the offering); provided, that (i) the rights granted in Sections 3 and 4 of the Registration Rights Agreement dated October 28, 1998 between the Company and the holders of the Company's Series A Convertible Preferred Stock (the "Series A Registration Rights Agreement") shall be subordinate to the rights granted in Section 2(a) of this Agreement; and (ii) the rights granted in Sections 3 and 4 of this Agreement shall be subordinate to the rights granted in
Section 2(a) of the Series A Registration Rights Agreement.



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4. Registrations on Form S-3. Notwithstanding any other term or provision of this Agreement, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act, the Holders shall have the right to request in writing an unlimited number of registrations on Form S-3 (or such successor form) of Registrable Shares, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of;
(ii) state the intended method of disposition of such Registrable Shares; and
(iii) relate to Registrable Shares having an anticipated aggregate offering price of not less than $500,000, provided, however, the Holders may only make one such request in any 12-month period. A requested registration on Form S-3 pursuant to this Section 4 shall not count as a registration demanded pursuant to Section 2 hereof. During the pendency of any offering under this Section 4 if the Company shall inform the Holders that there is material non-public information regarding the Company, the Holders shall cease selling activities in such offering and the Company shall promptly advise the members of its Board of Directors of the material non-public information (to the extent not previously disclosed to them) and a decision shall be made whether or when such information should be publicly disclosed. The Holders shall not recommence selling activities until the Company shall inform the Holders that there is no material non-public information regarding the Company; provided, however, the Company shall use its best efforts to insure that the delay arising out of the failure to disclose such information does not persist for more than 30 days.

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

         (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective for such reasonable period of time as required to complete the Public Offering;

         (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for such reasonable period of time as required to complete the Public Offering and comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Registration Statement;

         (c) provide the selling stockholders and the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the shares being sold and counsel for such underwriters and counsel for such selling stockholders (which counsel shall be subject to approval by the Company, such approval not to be unreasonably withheld) the opportunity to participate in the preparation of the Registration Statement, each prospectus included therein or filed with the Commission, and each amendment or



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supplement thereto; and make available for inspection by such selling stockholders or other persons such financial and other information, books and records of the Company and cause the officers, directors and employees of the Company and counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the opinion of respective counsel to such selling stockholders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

         (d) promptly notify (in writing, if so requested) the selling stockholders and the underwriters, if any, (i) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any material comments by the Commission with respect thereto or any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the occurrence of any event, at any time during which the Registration Statement remains effective, that causes the representations and warranties of the Company contemplated by
Section 8 hereof to cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) of the occurrence or failure to occur of any event, or change in circumstance, at any time when a prospectus is required to be delivered under the Securities Act, as a result of which the Registration Statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (e) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement hereunder or any post-effective amendment thereto at the earliest practicable date;

         (f) if requested by the managing underwriter or underwriters or by selling stockholders representing at least a majority of the Registrable Shares being included in the Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or such selling stockholders reasonably specify should be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number or amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such



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prospectus supplement or post-effective amendment; provided that the Company and its counsel are reasonably satisfied that such additional information does not constitute an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (g) as expeditiously as possible furnish to each selling stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling stockholder may reasonably request in order to facilitate the Public Offering; and furnish to each selling stockholder and each underwriter, if any, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus and any summary prospectus) , in conformity with the requirements of the Securities Act, and such other documents as such selling stockholder and underwriter, if any, may reasonably request in order to facilitate the Public Offering; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling stockholders and the underwriters in connection with the offering and sale of the Registrable Shares covered by the prospectus or any supplement or amendment thereto;

         (h) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the underwriters shall reasonably request, and do any and all other acts and things that may be reasonably necessary or desirable to enable the Public Offering to be consummated; provided, however, that the Company shall not be required in connection with this Section 5(h) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

         (i) use its best efforts to cause all of the Registrable Shares to be included in a Registration Statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Public Offering to be consummated;

         (j) facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold; and

         (k) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement.

         If the Company has delivered preliminary or final prospectuses to the selling stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling stockholders and, if requested, the selling stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company



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shall promptly provide the selling stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling stockholders shall be free to resume making offers of the Registrable Shares.

6. Allocation of Expenses. The Company shall pay all Registration Expenses of all registrations under this Agreement including, without limitation, Registration Statements that are not declared effective as contemplated in
Section 2(h) hereof. All underwriting discounts and selling commissions applicable to the sale of the Registrable Shares shall be borne by the participating sellers in proportion to the number of shares sold by each or as shall otherwise be agreed to by such participating sellers other than the Company (except to the extent the Company shall be a seller).

7. Indemnification.

         (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each director and officer of such seller, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, including, without limitation, subject to
Section 7(c) hereof, any amounts paid in settlement, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, (i) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller or underwriter or controlling person specifically for use in the preparation thereof and (ii) provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, its directors or



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officers, such underwriter, its directors or officers, or such controlling person, and shall survive the transfer of any or all Registrable Shares by such seller.

         (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers, each other seller and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; and each such seller shall reimburse the Company, each of its directors and officers, each underwriter and each controlling person for any legal or any other expenses reasonably incurred by the Company, such directors and officers, underwriters and controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller; provided, further, however, that, to the extent permitted by law, the indemnification obligation of each seller of Registrable Shares shall be limited to the net proceeds received by such selling shareholder in the Public Offering in dispute. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, its officers or directors, any such other seller, its officers or directors, or any such controlling person, and shall survive the transfer of any or all Registrable Shares by any such other seller.

         (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); provided, however, that an Indemnified



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Party shall have the right to retain its own counsel (limited to one counsel for all Indemnified Parties), with the fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure by an Indemnified Party to deliver written notice to the Indemnifying Party within a reasonable time of the Indemnified Party's discovery of such claim, if materially prejudicial to its ability to defend such claim, shall relieve the Indemnifying Party of its obligations under this Section 7. The Indemnified
Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         (d) (i) If for any reason the indemnification provided for in this
Section 7 is unavailable to or insufficient to hold harmless an indemnified party under this Section 7 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party and the Indemnified Party as well as any other relevant equitable considerations; provided, however, that to the extent permitted by law, the indemnification obligation of each seller of Registrable Shares shall be limited to the net proceeds received by such Selling Shareholders in the Public Offering in dispute. The relative fault of each Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party.

                  (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the sellers or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (iii) The contribution provided for in this Section 7(d) shall survive, with respect to a Holder, the transfer of Registrable Shares by such Holder and with respect to a Holder or the Company shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

         (e) The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder.

8. Agreements with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2 hereof, the Company agrees to enter into such customary agreements (including an underwriting agreement) and take such other actions in connection therewith as the Holders representing at least a majority of Registrable Shares to be included in a Registration Statement hereunder shall reasonably request in order to expedite or facilitate the Public Offering and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration
(i) make such representations and warranties to the selling stockholders and the underwriters, if any, in form, substance and scope as are customarily made in such a registration; (ii) obtain an opinion of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinion as the Holders representing at least a majority of Registrable Shares to be included in such registration and the underwriters, if any, may reasonably request, addressed to each selling stockholder and the underwriters, if any, and dated the effective date of such Registration Statement (or, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement); (iii) obtain a "cold comfort" letter from the independent certified public accountants of the Company addressed to the selling stockholders and the underwriters, if any, (and which may also be addressed to the Board of Directors of the Company) dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), such letter to be in customary form and covering such matters of the type customarily covered by such letter; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders representing at least a majority of Registrable Shares being sold and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

9. Information by Holder. It shall be a condition precedent to the obligations of the Company under this Agreement that each Holder of Registrable Shares to be included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

10. Rule 144 Requirements. After the registration by the Company of a class of securities under Section 12 of the Exchange Act, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor rule) under the Securities Act;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         (c) furnish to any Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

11. Transfer of Rights.

         (a) The rights granted to a Holder under this Agreement may be transferred by such Holder to another Holder or to any transferee if (i) there is transferred to such transferee at least 10% of the Registrable Shares originally issued by the Company to the transferring Holder and (ii) the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; provided, however, that the rights granted to a Holder under this Agreement may not in any event be transferred by any Holder with respect to securities which at the time of filing of any Registration Statement are eligible for sale by the Holder under Rule 144(k) under the Securities Act. Any transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder hereunder.

         (b) Notwithstanding anything to the contrary herein, any Holder may transfer rights granted to such Holder under this Agreement to any affiliate of such Holder, any liquidating trust established with respect to such Holder or any limited partner, shareholder or member of such Holder in connection with a distribution of assets to such Holder's partners, shareholders or members if such transferee is a transferee of shares of Preferred Stock or Registrable Shares and such transferee delivers to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder hereunder. In the event of such transfer, such transferee shall be deemed a Holder for purposes of this Section 11 and may again transfer such rights to any other person or entity which acquires shares of Preferred or Registrable Shares from such transferee, subject to and in accordance with Section 11(a) hereof.

12. Other Registration Rights. Except (i) as provided in that certain Registration Rights Agreement between the Company and Seruus Telecom Fund, L.P. ("Seruus"), dated February 19, 1998 (the "Seruus Registration Rights Agreement"), (ii) as provided in that certain Registration Rights Agreement between the Company and the holders of the Company's Series A Convertible Preferred Stock (the "Series A Holders") dated October 28, 1998 (the "Series A Registration Rights Agreement") and (iii) the Company's right to grant selling shareholders registration rights on Form S-3 subject to the limitations set forth in Section 4 hereof, the Company shall not grant demand registration rights to any party or any incidental registration rights that are superior to or pari passu with the incidental registration rights of the Holders, the Series A Holders or Seruus, without the written consent of Holders representing in the aggregate more than 50% of the Registrable Shares. The Company and the Holders acknowledge and agree that the registration rights granted to Seruus under the Seruus Registration Rights Agreement and the Series A Holders under the Series A Registration Rights Agreement shall be deemed to be pari passu with the registration rights granted hereunder.

13. Suspension Rights. Notwithstanding the provisions of this Agreement, the Company's obligation to file a Registration Statement, or cause such Registration Statement to become and remain effective, shall be suspended for a period of 90 days in any 12 month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of counsel to the Company, should not be disclosed.

14. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, either generally or in a particular instance and either retroactively or prospectively, with the written consent of the Company and Holders representing in the aggregate more than 50% of the Registrable Shares, provided that no such amendment or waiver of any term of this Agreement shall affect any outstanding Registrable Shares on a disproportionate basis without the specific consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Holder, each future Holder and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instance, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, each of the parties to this Agreement hereby agrees that William Oberlin, Joseph Lawrence, David C. Poole, Terry E. Richardson and Capital Insights Growth Investors, L.P. shall become parties to this Agreement upon execution of a Joinder Agreement as contemplated by Section 9.5 of the Stock Purchase Agreement, dated as of the date hereof, between the Company and those parties identified on Schedule I hereto. Upon execution of a Joinder Agreement and the issuance of shares to such parties, Schedule I hereto shall be modified to reflect such issuance.

15. Entire Agreement: Successors and Assigns of the Company.

         (a) This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         (b) This Agreement shall be binding, in accordance with its terms, upon any successor, by way of merger, consolidation, sale of assets or otherwise, of the Company.

16. Counterparts. This Agreement may be executed in several counterparts, all of which need not be signed by all the parties hereto, and each of which shall be deemed an original, but all of which together constitute one and the same agreement.

17. Headings. The headings of the sections of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other severable provision.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard for the conflict of laws rules thereof.

20. Notices. All notices and other communications under this Agreement shall be in writing and shall be (i) sent by facsimile transmission and by certified or registered mail, return receipt requested, courier or overnight mail, or (ii) sent by certified or registered mail, return receipt requested, courier or overnight mail (1) if to any Holder, at the registered facsimile number and address of such holder as set forth in the register kept at the principal office of the Company, or (2) if to the Company, to 200 North Main Street, Suite 303, Greenville, South Carolina 29601, Attention: Hamilton Russell II, Esq., or at such other address or facsimile number as it shall have furnished in writing to all holders of Registrable Shares at the time outstanding. Any written communication so addressed, sent by facsimile transmission or certified or registered mail, return receipt requested, courier or overnight mail, shall be deemed to have been given when sent via facsimile or mailed. All other written communications shall be deemed to have been given upon receipt thereof.


                     [remainder of page intentionally blank]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                           STATE COMMUNICATIONS, INC.

                           By:
                              -------------------------------------------------
                           Title:
                                 ----------------------------------------------


                           RICHLAND VENTURES II, L.P.
                           By:  Richland Partners II, Inc., General Partner

                           By:
                              -------------------------------------------------
                           Title:
                                 ----------------------------------------------


                           RICHLAND VENTURES III, L.P.
                           By:  Richland Partners III, Inc., General Partner

                           By:
                              -------------------------------------------------
                           Title:
                                 ----------------------------------------------


                           FIRST UNION CAPITAL PARTNERS, INC.

                           By:
                              -------------------------------------------------
                           Title:
                                 ----------------------------------------------


                           MOORE GLOBAL INVESTMENTS, LTD.
                           By:  Moore Capital Management, Inc., Trading Advisor

                           By:
                              -------------------------------------------------
                           Title:
                                 ----------------------------------------------


                           REMINGTON INVESTMENTS STRATEGIES, L.P.
                           By:  Moore Capital Advisors, L.L.C., General Partner

                           By:
                              -------------------------------------------------
                           Title:
                                 ----------------------------------------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                          BOSTON MILLENNIA PARTNERS LIMITED PARTNERSHIP
                          By: Glen Partners Limited Partnership, General Partner

                          By:
                             ---------------------------------------------------
                          Title:
                                ------------------------------------------------


                          BOSTON MILLENNIA ASSOCIATES I PARTNERSHIP

                          By:
                             ---------------------------------------------------
                          Title:
                                ------------------------------------------------





                      [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                          SOUTHEASTERN TECHNOLOGY FUND

                          By:
                             ---------------------------------------------------
                          Title:
                                ------------------------------------------------



                          ------------------------------------------------------
                          JOHN R. TERRELL

                          WYCHE BURGESS PROFIT SHARING PLAN
                          FUND II
                          By:
                             ---------------------------------------------------

                          By:
                             ---------------------------------------------------
                          Title:
                                ------------------------------------------------



                          ------------------------------------------------------
                          CHARLES S. HOUSER


                          HOUSER CHARITABLE REMAINDER UNITRUST

                          By:
                             ---------------------------------------------------
                          Title:
                                ------------------------------------------------


                          ------------------------------------------------------
                          JOHN T. MILLS, SR.



                      [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                                            WILLOU & CO.

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------



                      [SIGNATURES CONTINUED ON NEXT PAGE]

ACKNOWLEDGEMENT AND CONSENT

The undersigned party consents to the registration rights granted pursuant to the terms of this Agreement.

SERUUS TELECOM FUND, L.P.

By:               , its General Partner
   ---------------

By:
   ---------------------------------------
Title:
      ------------------------------------


RICHLAND VENTURES II, L.P.

By:  Richland Partners II, Inc., General Partner

By:
   ---------------------------------------
Title:
      ------------------------------------


FIRST UNION CAPITAL PARTNERS, INC.

By:
   ---------------------------------------
Title:
      ------------------------------------

                                   Schedule I

                                    INVESTORS

Richland Ventures II, L.P.
Richland Ventures III, L.P.
First Union Capital Partners, Inc.
Moore Global Investments, Ltd.
Remington Investments Strategies, L.P.
Southeastern Technology Fund
Boston Millennia Partners Limited Partnership
Boston Millennia Associates I Partnership
John R. Tyrell
Wyche Burgess Profit Sharing Plan Fund II
Charles S. Houser
Houser Charitable Remainder Unitrust
John T. Mills, Sr.
Willou & Co.